UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 30, 2009

COMPETITIVE COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-50668	65-1146821
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3751 Merced Drive, Suite A Riverside, CA	92503
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (951) 687-6100

Copies of Communications to:
Stoecklein Law Group
402 West Broadway, Suite 690
San Diego, CA 92101
(619) 704-1310
Fax (619) 704-1325

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointments of Principal Officers

(c)  Appointment of Officers

On February 10, 2009, the Board of Directors confirmed the appointments of Dr. Ray Powers as the Registrant’s President and Mr. William Gray as the Registrant’s Chief Executive Officer and Chief Financial Officer.

(d)  Appointment of Directors

On January 30, 2009, the Registrant held a shareholders’ meeting whereby seven directors were elected to the Registrant’s Board of Directors.  The following list is those directors elected at the meeting:  Jerald Woods, David Hewitt, William H. Gray, Ray Powers, Larry Griffin, Michael Benbow, and Tonni Lyn Smith-Atkins.  Below are the resumes for each director.

Jerald Woods has serves as the Chief Executive Officer since November 2007.  Prior to becoming the CEO, Mr. Woods was the Vice President and Director of CA Networks, Inc. and subsequent to the merger of CCI and CA Networks, Inc. he had remained in those positions.  Prior to the merger, Mr. Woods served as a telecommunications consultant for Competitive Companies.  Additionally, Mr. Woods has been a director of CCI since 1998.  From 1994 to 2000 he was an Officer and Director of APMSAFE.COM (American Privacy Management, Inc.), a private company engaged in the computer encryption business.  From 1988 to 1994, he was Chairman and Director for American Digital Communications, Inc.  From 1984 to 1989, he hosted and produced “Breakthroughs in Technology,” an investment program specializing in high technology companies.  He currently is President of JLW Communications Services.  Mr. Woods has served as a director for several private companies as well as owning his own investment banking and advertising companies.

David Hewitt has been a Director since December 2001 and became a director as a result of the merger with Huntington Telecommunications Partners.  Prior to joining the Company through the merger with Huntington Telecommunications, Inc., he was the Co-Founder and President of Huntington Partners, Inc., which was a development and investment company providing capital and management for real estate and business venture investments as well as an affiliate to the general partner of Huntington Telecommunicaitons.  Currently, Mr. Hewitt is the Managing Member of Southwind Realty Group, LLC, which focuses on the acquisition and redevelopment of infill residential properties in Southern California.  From 1999 to 2005, Mr. Hewitt was a founder, Chairman, and a Director of Silverwood Investments, LLC, a real estate investment company focused on apartment property development throughout California.  From 1989 to 1992, he was Co-Founder and Managing Director of Trilateral Company, a real estate firm. He has an MBA with Distinction from Amos Tuck School of Business Administration at Dartmouth College and a BA from University of Rochester.

William Gray became a Director upon the resignation of Mr. Henri Hornby in November 2008.  Additionally, Mr. Gray is the founder of Innovation Capital Management, Inc. (ICM), a Delaware Corporation that was incorporated in May 2008.  ICM is involved in managing investment securities design and development.  ICM is also the owner of ICM LLC and DiscoverNet, Inc.  DiscoverNet, Inc. is a full service Internet Service Provider currently deploying wireless broadband Internet throughout western Wisconsin and was incorporated in July of 1996.  Mr. Gray has been the President and Chief Executive Officer of DiscoverNet since May of 1997 and has been chiefly responsible for the funding of DiscoverNet since inception.  Most recently, the Company has developed a proprietary propagation software capable of designing tier one wireless networks via the web.  ICM intends to offer this unique software to other Wireless Internet Service Providers (WISP) as part of its planned investment and acquisition program.  Mr. Gray is highly skilled and experienced in designing investment securities, developing financial forecast, structuring mergers and acquisitions, writing business plans and drafting private placement memorandum.  Mr. Gray has managed investment securities exceeding $100 million.

Dr. Ray Powers was appointed to the Company’s Board of Directors on November 25, 2008.  Mr. Powers’ business leadership experience spans over 30 years in a Fortune 200 corporate environment of AT&T/US West/Quest followed by accomplishments in a variety of enterprise scenarios.  Dr. Powers began his career at AT&T in 1965 and continued to work in various capacities for AT&T and its successors until 1996.  Currently, Dr. Powers is the chief consultant for Strategic Alliance Enterprises, Inc., which provides new technology communications products and services and serves in a consulting role in project management, development of business plans and process improvement initiatives.  Prior to his consulting work, from 2004 to 2006, Dr. Powers served as the Executive Vice President and Chief Operating Officer of Corban Networks, Inc., which is a communications industry service provider specializing in wireless communications.  From 1998 to 2004, Dr. Powers served as the President and Chief Executive Officer of Compass Corporate Holdings, Inc., which through its subsidiaries provided technology services, technology management and project management consulting.  Dr. Powers has served on several companies’ Board of Directors and currently sits on the Board of Strategic Alliance Enterprises, Inc., Worldwide Communications Associates, Inc., and the Executive Initiative Institute.  Dr. Powers holds a Bachelor of Science from Arizona State University, a MBA in Technology Management and a Doctorate in Educational Leadership from the University of Phoenix.  Dr. Powers is also an adjunct professor for both undergraduate and graduate level courses at the University of Phoenix.

Larry Griffin has been the IT Director for Diamondback Management, Inc. since 2005 and prior to that worked as an independent contractor from 1998 to 2005.  Additionally, he was the Director of Network Development O.S. for WorldCom from 1988 to 1997.  At WorldCom, Mr. Griffin was responsible for WorldCom’s redesign and development of its integrated billing systems during the Company’s accelerated telecom acquisitions in the mid 1990’s.  Mr. Griffin was the chief architect with the sub-system of the DEX (Digital Switch) switches to allow account codes to be validated against a common database from any switch in the DEX network.  He led the design and development of a switch update and CDR collection systems for the DEX network.  Mr. Griffin hopes to advise CCI on its integrated billing systems for future subscriber acquisitions.

Michael Benbow has over 43 years of experience in engineering management, design, and project management.  Mr. Benbow is currently the Chief Executive Officer of M S Benbow and Associates, a full-service engineering company, whereby he has held this role since 1986.  Mr. Benbow has also assisted other entities as a Founding Director such as: Compass Telecommunications, a nation-wide integrated communications provider, started in 1998; Computerized Processes Unlimited, a software and systems integration company, started in 1985; and of Omni Technologies, a telecommunications research and development facility, started in 1994.  Additionally, Mr. Benbow is a Registered Professional Electrical and Mechanical Engineer in the State of Louisiana; Registered Professional Control Systems Engineer in the State of California; and a Registered Professional Engineer in the State of Mississippi.  Mr. Benbow has a BSME from Purdue University and JD from Loyola University.  Mr. Benbow also belongs to American Society of Mechanical Engineers, Louisiana Engineering Society, Louisiana Bar Association, Instrument Society of America, where he was the past president of the New Orleans Section, and University of New Orleans Engineering Advisory Council, where he served as the Past Chairman.

Tonni Lyn Smith-Atkins is the owner operator of AACR LLC, a company that provides general business operations consulting to small businesses.  Ms. Atkins started AACR, LLC in February 2003.  Prior to working with AACR, Ms. Atkins worked as an investment representative where she was responsible for preparing quarterly and annual financial reports and created yearly client investment portfolios.  Ms. Atkins holds a Series 7 Securities License and is experienced in providing quarterly and annual financial reporting.  Ms. Atkins holds a Master Degree in Finance and Accounting from New York University.

When the accompanying proxy is properly executed and returned, the shares it represents will be voted in accordance with the directions indicated thereon or, if no direction is indicated, the shares will be voted in favor of the election of the 7 nominees identified above.  CCI expects each nominee to be able to serve if elected, but if any nominee notifies CCI before this meeting that he or she is unable to do so, then the proxies will be voted for the remainder of those nominated and, as designated by the Directors, may be voted (i) for a substitute nominee or nominees, or (ii) to elect such lesser number to constitute the whole Board as equals the number of nominees who are able to serve.

Currently, the Registrant does not have separate committees within the Board of Directors such as an Audit, Nominating, or Governance committees due to having limited resources.  Therefore, the Registrant’s entire board of directors will work in performing some of the functions associated with these separate committees.  Additionally, as a result of having limited resources the Registrant does not currently have an established compensation package for board members but may implement a compensation package in the future when and if resources are available to do so.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 30, 2009, the shareholders of the Registrant voted to increase the authorized common shares of the Registrant from 70,000,000 authorized shares of common stock to 500,000,000 authorized shares of common stock.  Additionally, the shareholders voted to increase the authorized preferred shares of the Registrant from 10,000,000 authorized shares of preferred stock to 100,000,000 authorized shares of preferred stock. As a result of this vote, the Registrant filed an amendment to its Articles of Incorporation to reflect this change.  A copy of the Certificate of Amendment is attached hereto as Exhibit 3(i)(b).

Section 8 – Other Events

Item 8.01    Other Events

On February 10, 2009, the Registrant issued a correction press release announcing an agreement to allow for the Company to provide T-Mobile Services.  A copy of the press release is attached hereto as Exhibit 99.1.

On February 11, 2009, the Registrant issued a press release announcing a contract with a wholesale distribution channel anticipated to represent over 2,000 T-Mobile SIMS card units a month.  A copy of the press release is attached hereto as Exhibit 99.2.

On February 11, 2009, the Registrant issued a press release announcing a contract with a marketing company to purchase up to 5,000 T-Mobile SIMS cards a month.  A copy of the press release is attached hereto as Exhibit 99.3.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

EXHIBITS

Exhibit Number	Description
3(i)(b)	Certificate of Amendment to Articles of Incorporation
99.1	Press Release Announcing Contract to Provide T-Mobile Services
99.2	Press Release Announcing Contract for 2,000 T-Mobile SIMS card units
99.3	Press Release Announcing Contract for up to 5,000 T-Mobile SIMS cards

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPETITIVE COMPANIES, INC.

By:/s/ Ray Powers________
      Ray Powers, President

Date:  February 20, 2009